================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 31, 1995

              Commission File Number:  1-6828                               Commission File Number:  1-7959

                       STARWOOD LODGING                                            STARWOOD LODGING
                            TRUST                                                    CORPORATION

    (Exact name of registrant as specified in its charter)       (Exact name of registrant as specified in its charter)

                           Maryland                                                     Maryland
                 (State or other jurisdiction                                 (State or other jurisdiction
              of incorporation or organization)                            of incorporation or organization)

                          52-0901263                                                   52-1193298
             (I.R.S. employer identification no.)                         (I.R.S. employer identification no.)

              11845 W. Olympic Blvd., Suite 550                            11845 W. Olympic Blvd., Suite 560
                Los Angeles, California 90064                                Los Angeles, California 90064
               (Address of principal executive                              (Address of principal executive
                 offices, including zip code)                                 offices, including zip code)

                        (310) 575-3900                                               (310) 575-3900
               (Registrant's telephone number,                              (Registrant's telephone number,
                     including area code)                                         including area code)

                    Hotel Investors Trust                                     Hotel Investors Corporation
               (Former name or former address,                              (Former name or former address,
                if changed since last report)                                if changed since last report)

===========================================================================

         Item 7 of the Joint Current Report on Form 8-K dated January 31, 1995 filed by Starwood Lodging Trust and Starwood Lodging Corporation is hereby amended to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. See Index to Financial Statements (page F-1).

         (b) Pro Forma Financial Information. See Index to Financial Statements (page F-1).

         (c)     Exhibits.

                 2A. Formation Agreement dated as of November 11, 1994 among the Trust, the Corporation, the Starwood Partners and Starwood (incorporated herein by reference to Exhibit 2 to the Registrants' Current Report on Form 8-K dated November 16, 1994).

                 2B. Exchange Rights Agreement dated as of January 1, 1995 among the Trust, the Corporation, the Realty Partnership, the Operating Partnership and the Starwood Partners.

                 2C. Registration Rights Agreement dated as of January 1, 1995 among the Trust, the Corporation and Starwood.

                 2D. Limited Partnership Agreement for the Realty Partnership dated as of December 15, 1994 among the Trust and the Starwood Partners.

                 2E. Limited Partnership Agreement for the Operating Partnership dated as of December 15, 1994 among the Corporation and the Starwood Partners.

                 3A.      Amended and Restated Declaration of Trust.

                 3B. Articles of Amendment and Restatement of Articles of Incorporation of the Corporation.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


STARWOOD LODGING TRUST                      STARWOOD LODGING CORPORATION





By:_____________________________            By:_____________________________
  Jeffrey C. Lapin                            Kevin E. Mallory
  President                                   Executive Vice President


Date:    April 15, 1995

                         INDEX TO FINANCIAL STATEMENTS


STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION -
PRO FORMA (UNAUDITED)


Pro Forma Separate and Combined Balance Sheets as of December 31, 1994  . . . . . . . . .       F-3
Pro Forma Separate and Combined Statements of Operations for the year
  ended December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-6

SLT REALTY L.P. AND SLC OPERATING L.P. - PRO FORMA (UNAUDITED)
  Separate and Combined Balance Sheets as of December 31, 1994  . . . . . . . . . . . . .       F-9
  Separate and Combined Statements of Operations for the year ended December 31, 1994 . .      F-13

STARWOOD WICHITA INVESTORS, L.P.
  Reports of Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . .      F-15
  Balance Sheets as of December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . .      F-17
  Statements of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-18
  Statements of Changes in Partners' Capital  . . . . . . . . . . . . . . . . . . . . . .      F-19
  Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-20
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-22

THE FRENCH QUARTER SQUARE
  Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-25
  Balance Sheet as of December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . .      F-26
  Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-27
  Statement of Changes in Partners' Capital . . . . . . . . . . . . . . . . . . . . . . .      F-28
  Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-29
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-30
  Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-33
  Schedule of Operating Revenue and Certain Expenses  . . . . . . . . . . . . . . . . . .      F-34
  Notes to Schedules of Operating Revenue and Certain Expenses  . . . . . . . . . . . . .      F-35

CAPITOL HILL SUITES
  Reports of Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . .      F-37
  Balance Sheets as of December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . .      F-39
  Statements of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-40
  Statements of Changes in Stockholders Equity  . . . . . . . . . . . . . . . . . . . . .      F-41
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-43

DOUBLETREE CLUB HOTEL OF RANCHO BERNARDO
  Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-45
  Balance Sheets as of December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . .      F-46
  Statements of Operations and Owners' Equity . . . . . . . . . . . . . . . . . . . . . .      F-47
  Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-48
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-50

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                 PRO FORMA SEPARATE AND COMBINED BALANCE SHEETS

                               DECEMBER 31, 1994
                                  (UNAUDITED)


         The following unaudited Pro Forma Separate and Combined Balance Sheets are presented as if the Reorganization in which the Trust and Corporation contributed substantially all of their assets (subject to all of their liabilities) in exchange for 28.3% general partnership interests in SLT Realty Limited Partnership (the "Realty Partnership") and SLC Operating Limited Partnership (the "Operating Partnership"), (together, the "Partnerships"), and the Starwood Partners contributed cash and other assets, subject to certain liabilities, in exchange for 71.7% limited partnership interests in the Partnerships had occurred on December 31, 1994.

         The unaudited Pro Forma Combined Balance Sheets should be read in conjunction with the Separate and Combined Historical Financial Statements of Starwood Lodging Trust and Starwood Lodging Corporation and Notes thereto. In management's opinion, all adjustments necessary to reflect the effects of the Reorganization have been made.

         The unaudited Pro Forma Combined Balance Sheets are not necessarily indicative of what the actual financial position of the Companies would have been at December 31, 1994, nor does it purport to represent the future financial position of the Companies.

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED SEPARATE AND COMBINED PRO FORMA BALANCE SHEETS
DECEMBER 31, 1994

                                                                                                 PRO FORMA
                                                           STARWOOD                              STARWOOD         STARWOOD
                                                            LODGING         PRO FORMA             LODGING          LODGING
                                                             TRUST         ADJUSTMENTS             TRUST         CORPORATION
                                                         ------------     -------------        -------------    ------------
                                                              (A)              (B)                  (C)              (D)
ASSETS

Investment in Partnership ..........................     $                $  10,450,000        $  10,450,000     $
                                                         ------------     -------------        -------------     ------------

Hotel assets held for sale, net ....................        8,281,000        (8,281,000)                              304,000
Hotel assets, net ..................................      108,428,000      (108,428,000)                           34,172,000
                                                         ------------     -------------        -------------     ------------
                                                          116,709,000      (116,709,000)                           34,476,000
Mortgage notes receivable, net .....................       14,049,000       (14,049,000)
Investment in joint venture hotel properties .......          240,000          (240,000)                               22,000
                                                         ------------     -------------        -------------     ------------
      Total real estate investments ................      130,998,000      (120,548,000)          10,450,000       34,498,000
Cash and cash equivalents ..........................          255,000          (255,000)                            4,810,000
Accounts receivable ................................          698,000          (698,000)             845,000        3,342,000
                                                                                845,000 (F)
Notes receivable - Corporation .....................       26,916,000       (26,916,000)
Notes receivable, net ..............................        1,004,000        (1,004,000)                              623,000
Prepaid expenses and other assets ..................        2,374,000        (2,374,000)                            5,353,000
                                                         ------------     -------------        -------------     ------------
                                                         $162,245,000     $(150,950,000)       $  11,295,000     $ 48,626,000
                                                         ============     =============        =============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Secured notes payable & revolving line of credit ...     $113,896,000     $(113,896,000)       $                 $
Mortgage and other notes payable ...................       32,838,000       (32,838,000)                           13,748,000
Notes payable - Trust ..............................                                                               26,916,000
Accounts payable and other liabilities .............        5,061,000        (5,061,000)             845,000        9,704,000
                                                                                845,000 (F)
                                                         ------------     -------------        -------------     ------------
                                                          151,795,000      (150,950,000)             845,000       50,368,000
                                                         ------------     -------------        -------------     -----------

Commitment and contingencies

SHAREHOLDERS' EQUITY (DEFICIT)
Trust shares of beneficial interest, (pro forma)
   $0.01 par value; authorized 100,000,000 shares;
   outstanding 12,132,948 shares ...................       12,133,000       (12,012,000)(G)          121,000
Corporation common stock, (pro forma)
   $0.01 par value; authorized 100,000,000 shares;
   outstanding 12,132,948 shares ...................                                                                1,213,000
Additional paid-in capital .........................      146,059,000        12,012,000 (G)      158,071,000       64,192,000
Accumulated deficit ................................     (147,742,000)                          (147,742,000)     (67,147,000)
                                                         ------------     -------------        -------------     ------------
                                                           10,450,000                             10,450,000       (1,742,000)
                                                         ------------     -------------        -------------     ------------
                                                         $162,245,000     $(150,950,000)       $  11,295,000     $ 48,626,000
                                                         ============     =============        =============     ============

                                                                                  PRO FORMA       HISTORICAL         PRO FORMA
                                                                                  STARWOOD         STARWOOD           STARWOOD
                                                             PRO FORMA             LODGING          LODGING           LODGING
                                                            ADJUSTMENTS          CORPORATION       COMBINED           COMBINED
                                                           ------------         ------------     -------------     -------------
                                                                (E)                (C)
ASSETS

Investment in Partnership ..........................       $ (1,742,000)        $ (1,742,000)    $                 $   8,708,000
                                                           ------------         ------------     -------------     -------------
Hotel assets held for sale, net ....................           (304,000)                             8,585,000
Hotel assets, net ..................................        (34,172,000)                           142,600,000
                                                           ------------         ------------     -------------     -------------
                                                            (34,476,000)                           151,185,000
Mortgage notes receivable, net .....................                                                14,049,000
Investment in joint venture hotel properties .......            (22,000)                               262,000
                                                           ------------         ------------     -------------     -------------
      Total real estate investments ................        (36,240,000)          (1,742,000)      165,496,000         8,708,000
Cash and cash equivalents ..........................         (4,810,000)                             5,065,000
Accounts receivable ................................         (3,342,000)             845,000         4,040,000         1,690,000
                                                                845,000 (F)
Notes receivable - Corporation .....................
Notes receivable, net ..............................           (623,000)                             1,627,000
Prepaid expenses and other assets ..................         (5,353,000)                             7,727,000
                                                           ------------         ------------     -------------     -------------
                                                           $(49,523,000)        $   (897,000)    $ 183,955,000     $  10,398,000
                                                           ============         ============     =============     =============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Secured notes payable & revolving line of credit ...       $                    $                $ 113,896,000     $
Mortgage and other notes payable ...................        (13,748,000)                            46,586,000
Notes payable - Trust ..............................        (26,916,000)
Accounts payable and other liabilities .............         (9,704,000)             845,000        14,765,000         1,690,000
                                                                845,000 (F)
                                                           ------------         ------------     -------------     -------------
                                                            (49,523,000)             845,000       175,247,000         1,690,000
                                                           ------------         ------------     -------------     -------------

Commitment and contingencies

SHAREHOLDERS' EQUITY (DEFICIT)
Trust shares of beneficial interest, (pro forma)
   $0.01 par value; authorized 100,000,000 shares;
   outstanding 12,132,948 shares ...................                                                12,133,000           121,000
Corporation common stock, (pro forma)
   $0.01 par value; authorized 100,000,000 shares;
   outstanding 12,132,948 shares ...................         (1,092,000)(G)          121,000         1,213,000           121,000
Additional paid-in capital .........................          1,092,000 (G)       65,284,000       210,251,000       223,355,000
Accumulated deficit ................................                             (67,147,000)     (214,889,000)     (214,889,000)
                                                           ------------         ------------     -------------     -------------
                                                                                  (1,742,000)        8,708,000         8,708,000
                                                           ------------         ------------     -------------     -------------
                                                           $(49,523,000)        $   (897,000)    $ 183,955,000     $  10,398,000
                                                           ============         ============     =============     =============

The accompanying notes are an integral part of the pro forma combined balance sheets.

___________________
(A) Reflects the historical balance sheet of the Trust as of December 31, 1994.
(B) Reflects the contribution, at historical cost, of the assets and liabilities of the Trust to the Realty Partnership.
(C) The Trust and the Corporation are the general partner and managing general partner of the Realty Partnership and the Operating Partnership, respectively. As a condition of the Reorganization, the Starwood Partners nominated a majority of the respective Board members of the Trust and the Corporation. Neither the Trust nor the Corporation is considered to have unilateral control of the Realty Partnership or the Operating Partnership for accounting purposes. Therefore, the Trust and the Corporation will account for their respective investments in the Realty Partnership and the Operating Partnership under the equity method of accounting in accordance with generally accepted accounting principles.
(D) Reflects the historical balance sheet of the Corporation as of December 31, 1994.
(E) Reflects the contribution, at historical cost, of the assets and liabilities of the Corporation to the Operating Partnership.
(F) Represents the recognition of a liability and a receivable related to the settlement of shareholder litigation. Subsequent to the settlement of certain shareholder actions, Leonard M. Ross and his affiliates ("Ross"), who hold 1,190,400 Paired Shares and had opted out of the settlement, had threatened litigation against the Trust and the Corporation.

         In October 1994, Starwood Capital Group, L.P. ("Starwood Capital") entered into an agreement with Ross to settle the threatened litigation in which Starwood Capital agreed to purchase Ross' paired shares, at Ross' election, in a 60-day period beginning December 15, 1995 at a price of $5.625. Starwood Capital also has the right to elect to purchase such Paired Shares at the same time and on the same terms. The Trust and Corporation have also agreed that under certain circumstances they may be obligated severally to indemnify Starwood Capital with respect to Starwood Capital's obligations to Ross, up to a maximum of $1.8 million, upon receipt of a full release from Starwood Capital of all of the claims assigned by Ross.

         The estimated fair value of the put/call provisions of the Ross settlement agreement at the time of the agreement was approximately $2,648,000 and was charged against the earnings of the Trust and Corporation in 1994. In addition, a liability was established for the present value of the expected indemnification for $845,000 for both the Trust and the Corporation. The Realty Partnership and the Operating Partnership will reimburse the Trust and the Corporation, respectively, for all amounts paid in respect of such indemnification obligation. Therefore, the Trust's and the Corporation's pro forma balance sheets each reflect a related liability and receivable of $845,000. To the extent that the amount of the ultimate indemnification, if any, is less than $1,800,000, the difference will be reflected in the income of the respective Partnerships.
(G)      Reflects the revision of par value of authorized shares.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

            PRO FORMA SEPARATE AND COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

         The following unaudited Pro Forma Separate and Combined Statements of Operations are presented as if the Reorganization in which the Trust and Corporation contributed substantially all of their assets (subject to all of their liabilities) in exchange for 28.3% general partnership interests in the Partnerships and the Starwood Partners contributed cash and other assets, subject to certain liabilities, in exchange for 71.7% limited partnership interests in the Partnerships had occurred on January 1, 1994.

         The unaudited Pro Forma Combined Statements of Operations should be read in conjunction with the Combined Historical Financial Statements of Starwood Lodging Trust and Starwood Lodging Corporation and Notes thereto. In management's opinion, all adjustments necessary to reflect the effects of the Reorganization have been made.

         The unaudited Pro Forma Statements of Operations are not necessarily indicative of what actual results of operations of the Companies would have been assuming the Reorganization had occurred on January 1, 1994, nor do they purport to represent the Companies' results of operations for future periods.

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED SEPARATE AND COMBINED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                                          PRO
                                                                                         FORMA
                                                             STARWOOD                   STARWOOD    STARWOOD
                                                             LODGING      PRO FORMA      LODGING    LODGING
                                                              TRUST      ADJUSTMENTS     TRUST    CORPORATION
                                                           -----------   ------------   --------  ------------
                                                              (A)            (B)                      (C)
REVENUE
Income (loss) from investment in Partnerships .....        $             $    838,000   $838,000   $
Hotel .............................................                                                 82,668,000
Gaming ............................................                                                 27,981,000
Rents from Corporation ............................         16,906,000    (16,906,000)
Interest from Corporation .........................          1,730,000     (1,730,000)
Interest from mortgage and other notes ............          1,512,000     (1,512,000)                  42,000
Rents from other leased hotel properties ..........            927,000       (927,000)
Management fees and other income ..................            164,000       (164,000)                 247,000
Gain (loss) on sales of hotel assets ..............            432,000       (432,000)                  24,000
                                                           -----------   ------------   --------  ------------
                                                            21,671,000    (20,833,000)   838,000   110,962,000
                                                           -----------   ------------   --------  ------------
EXPENSES
Hotel operations...................................                                                 60,829,000
Gaming operations..................................                                                 24,454,000
Rent - Trust.......................................                                                 16,906,000
Interest - Trust...................................                                                  1,730,000
Interest - other...................................         16,265,000    (16,265,000)               1,341,000
Depreciation and amortization......................          5,205,000     (5,205,000)               2,956,000
Administrative and operating.......................          1,583,000     (1,583,000)               2,620,000
Shareholder litigation.............................          1,324,000     (1,324,000)               1,324,000
Provision for losses...............................            759,000       (759,000)
                                                           -----------   ------------   --------  ------------
                                                            25,136,000    (25,136,000)             112,160,000
                                                           -----------   ------------   --------  ------------
                                  NET INCOME (LOSS)        $(3,465,000)  $  4,303,000   $838,000  $ (1,198,000)
                                                           ===========   ============   ========  ============
                    NET INCOME (LOSS) PER SHARE (E)             $(0.28)                    $0.07        $(0.10)
                                                           ===========                  ========  ============

                                                                            PRO FORMA      HISTORICAL      PRO FORMA
                                                                            STARWOOD        STARWOOD       STARWOOD
                                                             PRO FORMA       LODGING         LODGING        LODGING
                                                            ADJUSTMENTS    CORPORATION      COMBINED       COMBINED
                                                           -------------   -----------  ---------------    ---------
                                                               (D)
REVENUE
Income (loss) from investment in Partnerships .....         $   (742,000)    $(742,000)   $                $192,000
Hotel .............................................          (82,668,000)                   82,668,000
Gaming ............................................          (27,981,000)                   27,981,000
Rents from Corporation ............................
Interest from Corporation .........................
Interest from mortgage and other notes ............              (42,000)                    1,554,000
Rents from other leased hotel properties ..........                                            927,000
Management fees and other income ..................             (247,000)                      411,000
Gain (loss) on sales of hotel assets ..............              (24,000)                      456,000
                                                           -------------     ---------    ------------     --------
                                                            (111,704,000)     (742,000)    113,997,000      192,000
                                                           -------------     ---------    ------------     --------
EXPENSES
Hotel operations...................................          (60,829,000)                   60,829,000
Gaming operations..................................          (24,454,000)                   24,454,000
Rent - Trust.......................................          (16,906,000)
Interest - Trust...................................           (1,730,000)
Interest - other...................................           (1,341,000)                   17,606,000
Depreciation and amortization......................           (2,956,000)                    8,161,000
Administrative and operating.......................           (2,620,000)                    4,203,000
Shareholder litigation.............................           (1,324,000)                    2,648,000
Provision for losses...............................                                            759,000
                                                           -------------     ---------    ------------     --------
                                                            (112,160,000)                  118,660,000
                                                           -------------     ---------    ------------     --------
                                  NET INCOME (LOSS)        $     456,000     $(742,000)   $ (4,663,000)    $192,000
                                                           =============     =========    ============     ========
                    NET INCOME (LOSS) PER SHARE (E)                             $(0.06)         $(0.38)       $0.01
                                                                             =========    ============     ========

The accompanying notes are an integral part of the pro forma separate and combined statements of operations.

___________________

(A) Reflects the historical statements of operations of the Trust for the year ended December 31, 1994.
(B) Reflects the elimination of the revenues and expenses of the Trust recorded in the Realty Partnership and the recognition of the related investment income.
(C) Reflects the historical statements of operations of the Corporation for the year ended December 31, 1994.
(D) Reflects the elimination of the revenues and expenses of the Corporation recorded in the Operating Partnership and the recognition of the related investment loss.
(E) Net income (loss) per share has been computed using the weighted average number of common and common equivalent shares outstanding which, for periods with net income, includes the dilutive effect of stock options and warrants outstanding.

                    SLT REALTY L.P. AND SLC OPERATING L. P.

                 PRO FORMA SEPARATE AND COMBINED BALANCE SHEETS

                               DECEMBER 31, 1994
                                  (UNAUDITED)


         The following unaudited Pro Forma Separate and Combined Balance Sheets are presented as if the Reorganization in which the Trust and the Corporation contributed substantially all of their assets (subject to substantially all of their liabilities) in exchange for 28.3% general partnership interests in the Partnerships and the Starwood Partners contributed cash and other assets, subject to certain liabilities, in exchange for 71.7% limited partnership interests in the Partnerships had occurred on December 31, 1994.

         The unaudited Pro Forma Combined Balance Sheets should be read in conjunction with the Separate and Combined Historical Financial Statements of Starwood Lodging Trust and Starwood Lodging Corporation and Notes thereto. In management's opinion, all adjustments necessary to reflect the effects of the Reorganization have been made.

         The audited Pro Forma Combined Balance Sheets are not necessarily indicative of what the actual financial position of the Partnerships would have been at December 31, 1994, nor does it purport to represent the future financial position of the Partnerships.

SLT REALTY LP AND SLC OPERATING LP
UNAUDITED SEPARATE AND COMBINED PRO FORMA BALANCE SHEETS
DECEMBER 31, 1994


                                                     STARWOOD                                         PRO FORMA        STARWOOD
                                                     LODGING        STARWOOD        PRO FORMA         SLT REALTY        LODGING
                                                      TRUST         PARTNERS       ADJUSTMENTS       PARTNERSHIP      CORPORATION
                                                   ------------    -----------    -------------      ------------     -----------
                                                       (A)             (B)                                (C)             (D)
ASSETS
Hotel assets held for sale, net ...............   $   8,281,000    $              $                  $  8,281,000    $    304,000
Hotel assets, net .............................     108,428,000     30,371,000                        138,799,000      34,172,000
                                                  -------------    -----------    -------------      ------------    ------------
                                                    116,709,000     30,371,000                        147,080,000      34,476,000
Mortgage notes receivable, net ................      14,049,000     48,860,000                         62,909,000
Investment in joint venture hotel properties ..         240,000                                          240,000           22,000
                                                  -------------    -----------    -------------      ------------    ------------
    Total real estate investments .............     130,998,000     79,231,000                        210,229,000      34,498,000
                                                                                                       11,446,000
Cash and cash equivalents .....................         255,000     12,568,000       (1,377,000)(E)    11,446,000       4,810,000
Accounts receivable ...........................         698,000                                           698,000       3,342,000
Notes receivable - Corporation ................      26,916,000                                        26,916,000
Notes receivable, net .........................       1,004,000                                         1,004,000         623,000
Prepaid expenses and other assets .............       2,374,000                       1,377,000 (E)     3,751,000       5,353,000
                                                  -------------    -----------    -------------      ------------    ------------
                                                  $ 162,245,000    $91,799,000                       $254,044,000    $ 48,626,000
                                                  =============    ===========    =============      ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Secured notes payable & revolving line of
  credit (I) ..................................   $ 113,896,000    $              $                  $113,896,000    $
Mortgage and other notes payable ..............      32,838,000     58,885,000       (6,000,000)(F)    85,723,000      13,748,000
Notes payable - Trust .........................                                                                        26,916,000
Accounts payable and other liabilities ........       5,061,000                        (480,000)(G)     4,581,000       9,704,000
                                                  -------------    -----------    -------------      ------------     -----------
                                                    151,795,000     58,885,000       (6,480,000)      204,200,000      50,368,000
                                                  -------------    -----------    -------------      ------------     -----------
Commitments and contingencies

PARTNERS' CAPITAL .............................                     32,914,000       10,450,000 (H)    49,844,000
                                                                                      6,000,000 (F)
                                                                                        480,000 (G)
                                                                   -----------    -------------      ------------
                                                                    32,914,000       16,930,000        49,844,000
                                                                   -----------    -------------      ------------
SHAREHOLDERS' EQUITY (DEFICIT)
Trust shares of beneficial interest, (pro
   forma) $.01 par value; authorized
   100,000,000 shares; outstanding
   12,132,948 shares .........................       12,133,000                     (12,133,000)(H)
Corporation common stock, (pro forma)
   $0.01 par value; authorized 100,000,000
   shares; outstanding 12,132,948 shares ......                                                                         1,213,000
Additional paid-in capital ....................     146,059,000                    (146,059,000)(H)                    64,192,000
Accumulated deficit ...........................    (147,742,000)                    147,742,000 (H)                   (67,147,000)
                                                  -------------    -----------    -------------      ------------    ------------
                                                     10,450,000                     (10,450,000)                       (1,742,000)
                                                  -------------    -----------    -------------      ------------    ------------
                                                  $ 162,245,000    $91,799,000                       $254,044,000    $ 48,626,000
                                                  =============    ===========    =============      ============    ============

                                                                                                        HISTORICAL
                                                                         PRO FORMA                      STARWOOD        PRO FORMA
                                         STARWOOD       PRO FORMA      SLC OPERATING                     LODGING        SLT & SLC
                                         PARTNERS      ADJUSTMENTS      PARTNERSHIP    ELIMINATIONS     COMBINED        COMBINED
                                        ----------    ------------     -------------   ------------   ------------    ------------
                                            (D)                              (C)
ASSETS
Hotel assets held for sale, net .....   $             $                 $   304,000                  $   8,585,000     $  8,585,000
Hotel assets, net ...................    3,701,000                       37,873,000                    142,600,000      176,672,000
                                        ----------    ------------      -----------                  -------------     ------------
                                         3,701,000                       38,177,000                    151,185,000      185,257,000
Mortgage notes receivable, net ......                                                                   14,049,000       62,909,000
Investment in joint venture hotel
  properties ........................                                        22,000                        262,000          262,000
                                        ----------    ------------      -----------                  -------------     ------------
     Total real estate investments ..    3,701,000                       38,199,000                    165,496,000      248,428,000
Cash and cash equivalents ...........    2,126,000      (1,377,000)(E)    5,559,000                      5,065,000       15,331,000
Accounts receivable .................      463,000                        3,805,000                      4,040,000        4,503,000
Notes receivable - Corporation ......                                                 (26,916,000)
Notes receivable, net ...............                                       623,000                      1,627,000        1,627,000
Prepaid expenses and other assets ...      587,000       1,377,000 (E)    7,317,000                      7,727,000       12,742,000
                                        ----------    ------------      -----------                  -------------     ------------
                                        $6,877,000                      $55,503,000                  $ 183,955,000     $282,631,000
                                        ==========    ============      ===========                  =============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Secured notes payable & revolving
  line of credit (I) ................   $             $                 $                            $ 113,896,000     $113,896,000
Mortgage and other notes payable ....                                    13,748,000                     46,586,000       99,471,000
Notes payable - Trust ...............                                    26,916,000   (26,916,000)
Accounts payable and other
  liabilities .......................    1,408,000        (480,000)(G)   10,632,000                     14,765,000       15,213,000
                                        ----------    ------------      -----------                  -------------     ------------
                                         1,408,000        (480,000)      51,296,000                    175,247,000      228,580,000
                                        ----------    ------------      -----------                  -------------     ------------
Commitments and contingencies

PARTNERS' CAPITAL ...................    5,469,000      (1,742,000)(H)    4,207,000                                      54,051,000
                                                           480,000 (G)

                                        ----------    ------------      -----------                                    ------------
                                         5,469,000      (1,262,000)       4,207,000                                      54,051,000
                                        ----------    ------------      -----------                                    ------------
SHAREHOLDERS' EQUITY (DEFICIT)
Trust shares of beneficial interest,
  (pro forma) $.01 par value;
  authorized 100,000,000 shares;
  outstanding 12,132,948 shares .....                                                                   12,133,000

Corporation common stock,
  (pro forma) $0.01 par value;
  authorized 100,000,000 shares;
  outstanding 12,132,948 shares .....                   (1,213,000)(H)                                   1,213,000
Additional paid-in capital ..........                  (64,192,000)(H)                                 210,251,000
Accumulated deficit .................                   67,147,000 (H)                                (214,889,000)
                                        ----------    ------------      -----------                  -------------     ------------
                                                         1,742,000                                       8,708,000
                                        ----------    ------------      -----------                  -------------     ------------
                                        $6,877,000                      $55,503,000                  $ 183,955,000     $282,631,000
                                        ==========    ============      ===========                  =============     ============



The accompanying notes are an integral part of the pro forma separate and combined balance sheets.

__________________
(A) Reflects the historical balance sheet of the Trust as of December 31, 1994.
(B) Reflects the historical cost of the assets (net of certain liabilities) contributed by the Starwood Partners. The Starwood Partners acquired four hotel properties which were contributed, as follows:

                                                   COST                              YEAR        NUMBER
      PROPERTY               LOCATION            BASIS (1)          ENCUMBRANCE      BUILT      OF ROOMS
      --------               --------            ---------          -----------      -----      --------
Capitol Hill Suites   Washington, D.C.           $ 8,709,000        $   617,000       1955        152
French Quarters
   Suites (2)         Lexington, KY               12,053,000            898,000       1989        155
Doubletree Hotel      Rancho Bernardo, CA          8,180,000          6,800,000       1987        209
Harvey Wichita
   Hotel              Wichita, KS                  5,130,000          2,122,000       1974        259
                                                 -----------        -----------
                                                 $34,072,000        $10,437,000
                                                 ===========        ===========

         ___________________

         (1) $3,701,000 of costs related to the properties was contributed to the Operating Partnership.
         (2) Includes 38,000 square feet of retail space and 12,000 square feet of office space.

During 1994 a Starwood Partner purchased from the Trust the Albany Holiday Inn, with a net book value of $5,200,000, for $6,000,000 in cash. The cash proceeds from the sale were used by the Trust to make a principal paydown on the Secured Notes Payable. In connection with the Reorganization, the Starwood Partner contributed the property to the Realty Partnership. Because the Starwood Partner had the right to sell the hotel back to the Trust for the purchase price plus a 10% return on its investment, the transaction was recorded as a financing. The pro forma balance sheets reflect the Trust as owning the Albany Holiday Inn.

The mortgage notes receivable, acquired in 1993 at a discount, consist of the following:

Three performing mortgage notes to affiliated borrowers collateralized by three full service hotels (aggregating 1,230 rooms) in the Dallas, Texas area. The mortgage notes, maturing on December 31, 2002, are cross-collateralized, are guaranteed by certain persons and have cost bases and outstanding principal balance at December 31, 1994 as follows:

                                      OUTSTANDING
                                       PRINCIPAL
            COLLATERAL                  BALANCE              COST BASIS       REFERENCE
            ----------                  -------              ----------       ---------
Harvey Hotel Addison  . . . . . .       $10,403,000          $ 7,226,000        (a)
Harvey Hotel Bristol  . . . . . .        16,645,000           11,550,000        (a)
Harvey Hotel DFW  . . . . . . . .        25,892,000           17,967,000        (a)
                                        -----------          -----------
                                         52,940,000           36,743,000

OTHER MORTGAGE NOTES:
- ---------------------

Atlantic City Quality Inn . . . .        11,411,000            4,365,000        (b)
Secaucus, New Jersey Ramada . . .        12,458,000            7,752,000        (b)
                                        -----------          -----------
                                        $76,809,000          $48,860,000
                                        ===========          ===========

         (a) Represents a first mortgage note bearing interest at 8% (which was purchased at a discount which reflects a 16.1% effective rate) payable quarterly in arrears. The mortgage note is non-recourse, has a 15-year amortization period and a balloon payment at maturity.
         (b) The mortgage notes bear interest at various rates (which were purchased at a discount, which reflects a 19.1% aggregate effective rate) and are payable monthly in arrears, except that for the months of November 1994 through April 1995, debt service of the Atlantic City Quality Inn shall accrue and be payable from excess cash flow. Commencing May 1, 1995 fixed payments of debt service shall be required to be resumed. The mortgages are non-recourse and mature between 1996 and 2010.

Notes payable consists of the following:

         (a) A $39,013,000 note issued in connection with the acquisition of the Harvey mortgage notes receivable under the terms of a Loan Agreement with a third party dated October 15, 1993. The note is non-recourse and matures on January 31, 2003 and bears interest on a monthly basis at variable rates based on the London Interbank Offer Rate (LIBOR) Eurodollar rate plus 3%.
         (b) A $2,122,000 construction loan funded in 1994 used to renovate the Harvey Wichita Hotel. The note bears interest at 7.75%. Principal and interest are payable monthly and the note matures in 2000.

                 In addition, as part of the Reorganization, the Realty Partnership assumed other mortgage notes payable in the aggregate principal amount of $17,750,000, which notes were refinanced with the proceeds of a loan pursuant to a new credit agreement.

(C) The Trust and the Corporation are general partner and managing partner of the Realty Partnership and the Operating Partnership, respectively, and as such will be liable for the obligations of the Realty Partnership and the Operating Partnership, respectively. As a condition to the Reorganization, the Starwood Partners nominated a majority of the respective Board members of the Trust and the Corporation upon the Reorganization. Neither the Trust nor the Corporation is considered to have unilateral control of the Realty Partnership or the Operating Partnership for accounting purposes. Therefore, the assets and liabilities of the Realty Partnership and the Operating Partnership have been accounted for based on the historical costs of the contributed assets and liabilities of the Trust, the Corporation and the Starwood Partners.
(D) Reflects the historical balance sheet of Starwood Lodging Corporation as of December 31, 1994.
(E) Reflects the payment of organization costs related to the formation of the Partnerships.
(F) Reflects the contribution of the advance related to the Albany Holiday Inn Hotel by the Starwood Partners.
(G) Represents an obligation related to shareholder litigation assumed by the Starwood Partners. Subsequent to the settlement of certain shareholder actions, Leonard M. Ross and his affiliates ("Ross"), who hold 1,190,400 Paired Shares and had opted out of the settlement, had threatened litigation against the Trust and the Corporation.

         In October 1994, Starwood Capital Group, L.P. ("Starwood Capital") entered into an agreement with Ross to settle the threatened litigation in which Starwood Capital agreed to purchase Ross' paired shares, at Ross' election, in a 60-day period beginning December 15, 1995 at a price of $5.625. Starwood Capital also has the right to elect to purchase such Paired Shares at the same time and on the same terms. The Trust and Corporation have also agreed that under certain circumstances they may be obligated severally to indemnify Starwood Capital with respect to Starwood Capital's obligations to Ross, up to a maximum of $1.8 million, upon receipt of a full release from Starwood Capital of all of the claims assigned by Ross.

         The estimated fair value of the put/call provisions of the Ross settlement agreement at the time of the agreement was approximately $2,648,000 and was charged against the earnings of the Trust and Corporation in 1994. In addition, a liability was established for the present value of the expected indemnification for $845,000 for both the Trust and the Corporation. The Realty Partnership and the Operating Partnership will reimburse the Trust and the Corporation, respectively, for all amounts paid in respect of such indemnification obligation. Therefore, the Partnership's pro forma balance sheets each reflect a liability of $845,000 to reimburse the Trust and the Corporation. To the extent that the amount of the ultimate indemnification, if any, is less than $1,800,000, the difference will be reflected in the income of the respective Partnerships.
(H)      Reflects the establishment of the Partners' capital accounts.

                     SLT REALTY L.P. AND SLC OPERATING L.P.

            PRO FORMA SEPARATE AND COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

         The following unaudited Pro Forma Separate and Combined Statements of Operations are presented as if the Reorganization in which the Trust and the Corporation contributed substantially all of their assets (subject to substantially all of their liabilities) in exchange for 28.3% general partnership interests in the Partnerships and the Starwood Partners contributed cash and other assets, subject to certain liabilities, in exchange for 71.7% limited partnership interests in the Partnerships had occurred on January 1, 1994.

         The unaudited Pro Forma Combined Statements of Operations should be read in conjunction with the Combined Historical Financial Statements of Starwood Lodging Trust and Starwood Lodging Corporation and Notes thereto. In management's opinion, all adjustments necessary to reflect the effects of the Reorganizations have been made.

         The unaudited Pro Forma Statements of Operations are not necessarily indicative of what actual results of operations of the Partnerships would have been assuming the Reorganization had occurred on January 1, 1994, nor do they purport to represent the Partnerships' results of operations for future periods.

SLT REALTY LP AND SLC OPERATING LP
UNAUDITED SEPARATE AND COMBINED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1994

                                             STARWOOD                                       PRO FORMA        STARWOOD
                                             LODGING       STARWOOD       PRO FORMA         SLT REALTY       LODGING
                                              TRUST        PARTNERS      ADJUSTMENTS        PARTNERSHIP    CORPORATION
                                           -----------    ----------     -----------        -----------    ------------
                                              (A)            (B)                                               (C)
REVENUE
Hotel ...................................  $              $              $                  $              $ 82,668,000
Gaming ..................................                                                                    27,981,000
Rents from Corporation ..................   16,906,000                      3,266,000 (D)    20,172,000
Interest from Corporation ...............    1,730,000                                        1,730,000
Interest from mortgage and other notes ..    1,512,000      8,252,000                         9,764,000          42,000
Rents from other leased hotel properties       927,000                                          927,000
Management fees and other income ........      164,000                                          164,000         247,000
Gain (loss) on sales of hotel assets ....      432,000                                          432,000          24,000
                                           -----------    -----------    ------------       -----------    ------------
                                            21,671,000      8,252,000       3,266,000        33,189,000     110,962,000
                                           -----------    -----------    ------------       -----------    ------------
EXPENSES
Hotel operations ........................                                                                    60,829,000
Gaming operations .......................                                                                    24,454,000
Rent - Trust ............................                                                                    16,906,000
Interest - Trust ........................                                                                     1,730,000
Interest - other ........................   16,265,000      4,297,000        (868,000)(E)    19,694,000       1,341,000
Depreciation and amortization ...........    5,205,000      1,049,000         610,000 (F)     6,864,000       2,956,000
Administrative and operating ............    1,583,000                                        1,583,000       2,620,000
Shareholder litigation ..................    1,324,000                                        1,324,000       1,324,000
Provision for losses ....................      759,000                                          759,000
                                           -----------    -----------    ------------       -----------    ------------
                                            25,136,000      5,346,000        (258,000)       30,224,000     112,160,000
                                           -----------    -----------    ------------       -----------    ------------
                      NET INCOME (LOSS)    $(3,465,000)   $ 2,906,000    $  3,524,000       $ 2,965,000    $ (1,198,000)
                                           ===========    ===========    ============       ===========    ============

                                                                                                         HISTORICAL
                                                                          PRO FORMA                       STARWOOD      PRO FORMA
                                            STARWOOD       PRO FORMA    SLC OPERATING                     LODGING       SLT & SLC
                                            PARTNERS      ADJUSTMENTS    PARTNERSHIP    ELIMINATIONS      COMBINED       COMBINED
                                           -----------    -----------   -------------   ------------   -------------   ------------
                                              (B)
REVENUE
Hotel ...................................  $16,459,000    $              $ 99,127,000                   $ 82,668,000   $ 99,127,000
Gaming ..................................                                  27,981,000                     27,981,000     27,981,000
Rents from Corporation ..................                                                (20,172,000)
Interest from Corporation ...............                                                 (1,730,000)
Interest from mortgage and other notes ..                                      42,000                      1,554,000      9,806,000
Rents from other leased hotel properties                                                                     927,000        927,000
Management fees and other income ........                                     247,000                        411,000        411,000
Gain (loss) on sales of hotel assets ....                                      24,000                        456,000        456,000
                                           -----------    -----------    ------------                   ------------   ------------
                                            16,459,000                    127,421,000                    113,997,000    138,708,000
                                           -----------    -----------    ------------                   ------------   ------------
EXPENSES
Hotel operations ........................   12,775,000                     73,604,000                     60,829,000     73,604,000
Gaming operations .......................                                  24,454,000                     24,454,000     24,454,000
Rent - Trust ............................                   3,266,000(D)   20,172,000    (20,172,000)
Interest - Trust ........................                                   1,730,000     (1,730,000)
Interest - other ........................                                   1,341,000                     17,606,000     21,035,000
Depreciation and amortization ...........    1,233,000        610,000(F)    4,799,000                      8,161,000     11,663,000
Administrative and operating ............                                   2,620,000                      4,203,000      4,203,000
Shareholder litigation ..................                                   1,324,000                      2,648,000      2,648,000
Provision for losses ....................                                                                    759,000        759,000
                                           -----------    -----------    ------------                   ------------   ------------
                                            14,008,000      3,876,000     130,044,000                    118,660,000    138,366,000
                                           -----------    -----------    ------------                   ------------   ------------
                       NET INCOME (LOSS)   $ 2,451,000    $(3,876,000)   $ (2,623,000)                  $ (4,663,000)  $    342,000
                                           ===========    ===========    ============                   ============   ============

The accompanying notes are an integral part of the pro forma separate and combined statements of operations.

(A) Reflects the historical statements of operations of the Trust for the year ended December 31, 1994. Operations for properties sold are not considered material to the pro forma presentation.
(B) Reflects the pro forma statement of operations of the assets and liabilities contributed by the Starwood Partners for the year ended December 31, 1994.
(C) Reflects the historical statement of operations of the Corporation for the year ended December 31, 1994. Operations for properties sold are not considered material to the pro forma presentation.
(D) Reflects rents on the hotel assets contributed by the Starwood Partners leased to the Operating Partnership. The leases between the Trust and the Corporation provide for annual base or minimum rents, plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.
(E) Reflects the reduction of interest expense as a result of debt payments from cash contributed by the Starwood Partners and the elimination of interest related to the contribution of the Albany Holiday Inn by the Starwood Partners.
(F) Reflects the amortization of organization costs related to the formation of the Partnerships over a five-year period.
(G) A Starwood Partner has guaranteed the cash flow from the Harvey Wichita Hotel (which is defined for purposes of the guarantee as cash received by the Operating Partnership from the hotel, less management fees and capital expenditures for the hotel) in the amount of $700,000, $800,000 and $900,000 for the three years following the Reorganization. Related payments, if any, will be accounted for as a reduction in the basis of the property decreasing depreciation expense over the remaining life of the assets. No adjustments for the guarantee have been made as any payments to be received are dependent upon the future operations of the hotel which are not expected to be comparable to the historical operation reflected in the pro forma periods.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Starwood Wichita Investors, L.P.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partner's capital and of cash flows present fairly, in all material respects, the financial position of Starwood Wichita Investors, L.P. at December 31, 1994 and 1993 and the results of its operations and its cash flows for the year ended December 31, 1994 and the period December 17, 1993 (inception) to December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Starwood Wichita Investors, L.P.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICE WATERHOUSE LLP
January 27, 1995
Dallas, Texas

                       REPORT OF INDEPENDENT ACCOUNTANTS





To the Partners of Starwood Wichita Investors, L.P.


In our opinion, the accompanying statements of operations, of changes in division equity/(deficit) and of cash flows present fairly, in all material respects, the results of operations and cash flows for the Wichita East Hotel for the period January 1, 1993 to December 19, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Wichita East Hotel management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





PRICE WATERHOUSE LLP
October 28, 1994
Dallas, Texas

STARWOOD WICHITA INVESTORS, L.P.

BALANCE SHEET
- --------------------------------------------------------------------------------

                                                                        DECEMBER 31,
                                                                   1994              1993
                                                                ----------        ----------
                        ASSETS
Cash and cash equivalents                                       $   96,648        $   28,542
Accounts receivable, net of allowance for doubtful
  accounts ($3,149 at December 31, 1994 and
  $812 at December 31, 1993, respectively)                         201,636            38,838
Inventories                                                        106,132           125,419
Fixed assets, net of accumulated depreciation (Note 4)           5,129,816         3,538,202
Other                                                              130,016            71,677
                                                                ----------        ----------
     Total assets                                               $5,664,248        $3,802,678
                                                                ==========        ==========

          LIABILITIES AND PARTNERS' CAPITAL

Accounts payable - trade                                           $59,941            73,999
Accounts payable - related parties                                  57,671             1,306
Accrued compensations                                               41,224            52,046
Accrued taxes other than income                                    104,072            68,915
Other accrued liabilities                                           70,485            29,246
Capital lease obligations (Note 5)                                 126,968           145,136
Long-term debt (Note 6)                                          2,121,535
                                                                ----------        ----------
     Total liabilities                                           2,581,896           370,648
                                                                ----------        ----------
Partners' capital (Note 7)                                       3,082,352         3,432,030
                                                                ----------        ----------
     Total liabilities and partners' capital                    $5,664,248        $3,802,678
                                                                ==========        ==========





                     The accompanying notes are an integral
                      part of these financial statements.

STARWOOD WICHITA INVESTORS, L.P.

STATEMENT OF OPERATIONS
- --------------------------------------------------------------------------------


                                                Predecessor          For the period
                                              For the period       December 17, 1993       For the period
                                            January 1, 1993 to       (inception) to      January 1, 1994 to
                                             December 19, 1994     December 31, 1993      December 31, 1994
                                            ------------------     -----------------     ------------------
Revenues:
  Rooms                                         $2,409,409              $ 23,944             $2,763,850
  Food and beverage                                791,811                 9,002              1,017,421
  Telephone                                        107,832                   868                148,404
  Other                                             78,569                 2,185                 52,694
                                                ----------              --------             ----------
                                                 3,387,621                35,999              3,982,369
Cost of sales - distributed operating
expenses:
  Rooms                                            868,308                19,938              1,006,473
  Food and beverage                                859,543                18,779              1,052,438
  Telephone                                         66,571                 1,242                 78,832
  Other                                             30,720                   276
                                                ----------              --------             ----------
                                                 1,562,479                (4,236)             1,844,626
                                                ----------              --------             ----------
Operating department income:

Undistributed operating expenses:
  Administrative and general                       594,711                10,616                510,017
  Advertising and promotion                        352,041                 9,221                504,959
  Property operation and maintenance               693,351                22,056                629,468
                                                ----------              --------             ----------
                                                 1,640,103                41,893              1,644,444
                                                ----------              --------             ----------
Fixed charges:
  Depreciation                                     422,555                18,236                501,095
  Real estate taxes and insurance                  135,607                 2,327                138,515
  Interest                                                                                       67,080
  Other charges                                    157,876                 1,278                 18,170
                                                ----------              --------             ----------
                                                  (793,662)              (67,970)              (524,678)
Operating loss for the period

Other income                                       118,430
Loss on sale                                       (21,756)
                                                ----------              --------             ----------
Net loss for the period                         $ (696,988)             $(67,970)            $ (524,678)
                                                ==========              ========             ==========



                     The accompanying notes are an integral
                      part of these financial statements.

STARWOOD WICHITA INVESTORS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL
- --------------------------------------------------------------------------------

                                                               For the period
                                                             December 17, 1993
                                                               (inception) to
                                                             December 31, 1993
                                                             ------------------
Partners' capital, beginning of period                           $        0
Partners' contributed capital                                     3,500,000
Net loss for period                                                 (67,970)
                                                                 ----------
Partners' capital, end of period                                 $3,432,030
                                                                 ==========

                                                               For the period
                                                             January 1, 1994 to
                                                             December 31, 1994
                                                             ------------------
Partners' capital, beginning of period                           $3,432,030
Partners' contributed capital                                       175,000
Net loss for period                                                (524,678)
                                                                 ----------
Partners' capital, end of period                                 $3,082,352
                                                                 ==========

- --------------------------------------------------------------------------------
STATEMENT OF CHANGES IN DIVISION EQUITY (DEFICIT) (Predecessor)

                                                              For the period
                                                            January 1, 1993 to
                                                            December 31, 1993
                                                            ------------------
Division equity, beginning of period                            $ 3,884,613

Capital withdrawal                                               (3,287,797)
Net loss for period                                                (696,988)
                                                                -----------
Division deficit, end of period                                 $  (100,172)
                                                                ===========




                     The accompanying notes are an integral
                      part of these financial statements.

STARWOOD WICHITA INVESTORS, L.P.

STATEMENT OF CASH FLOWS
- --------------------------------------------------------------------------------

                                               Predecessor         For the period
                                             For the period       December 17, 1993       For the period
                                           January 1, 1993 to      (inception) to       January 1, 1994 to
                                            December 19, 1994     December 31, 1993     December 31, 1994
                                           ------------------     -----------------     ------------------
Cash flows from operating activities:
  Net loss                                     $  (696,988)          $   (67,970)          $  (524,678)
  Adjustments to reconcile net loss from
    operations to net cash used in
    operating activities:
    Depreciation                                   422,555                18,236               501,095
    Loss on sale of property                        21,756
    Change in operating assets
      Accounts receivable                          (83,753)              (38,838)             (167,796)
      Inventory                                    101,636              (125,419)               19,287
      Other assets                                 215,103               (71,677)             (104,711)
      Accounts payable                             175,035                75,305               138,121
      Accrued liabilities                         (313,508)              150,207                21,133
                                               -----------           -----------           -----------
        Net cash used in operating
          activities:                             (158,164)              (60,156)             (117,549)

Cash flows from investing activities:
  Capital expenditures                            (152,240)           (3,411,302)           (2,237,848)
  Proceeds from sale of property                 3,287,797
                                               -----------           -----------           -----------
        Net cash provided by/(used in)
          investing activities                   3,135,557            (3,411,302)           (2,237,848)

Cash flows from financing activities:
  Division equity withdrawal                    (3,287,797)            3,500,000
  Partners' capital contribution                                                               175,000
  Capital lease payments                           (11,302)                                    126,968
  Proceeds from long-term debt                                                               2,121,535
                                               -----------           -----------           -----------
        Net cash provided by/(used in)
          financing activities                  (3,299,099)            3,500,000             2,423,503

Net cash increase (decrease) in cash           $  (321,706)          $    28,542           $    68,106
Cash at beginning of period                        379,864                                      28,542
                                               -----------           -----------           -----------
Cash at end of period                          $    58,158           $    28,542           $    96,648*
                                               ===========           ===========           ===========
SUPPLEMENTAL DISCLOSURES OF CASH
Cash paid during the period for:

Interest                                       $     8,269           $       -0-           $    67,080

Income taxes                                           -0-                   -0-                   -0-

                                  (Continued)

                 SUPPLEMENTARY SCHEDULES OF NON-CASH ACTIVITIES

In addition to the capital assets purchased, the Partnership assumed certain capital obligations entered into by the Predecessor. See Note 5 for further discussion of the assumed capital leases.

*  Cash balances include cash held in escrow related to the long-term debt.

                     The accompanying notes are an integral
                      part of these financial statements.

                            STARWOOD INVESTORS, L.P.
                         NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION

      Starwood Wichita Investors, L.P. (the "Partnership"), a Delaware limited partnership, was formed on December 17, 1993 for the purpose of acquiring interests in real estate investments. Starwood Opportunity Fund II, L.P. ("SOF-II") is the general partner with 1% interest. SOF-II is also a limited partner owning 89% with the remaining 10% interest owned by Wichita Harvey Partners, Ltd. ("Harvey"). The Partnership acquired the Wichita East Hotel from The Travelers Insurance Company on December 20,
      1993.   The Travelers Insurance Company (the "Predecessor"), a
      Connecticut corporation, acquired the real estate property through bankruptcy proceedings and held the hotel until they sold it to the Partnership on December 20, 1993. Although the Partnership was formed and had activity on December 17, 1993, the operations of the hotel are not included in the Partnership's accounts until the hotel changed ownership on December 20, 1993. The operations of the hotel are included in the Predecessor financial records through December 19, 1993. The hotel is operated under a management agreement with Harvey Hotel Management Corporation and has 259 rooms.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH AND CASH EQUIVALENTS

      For purpose of reporting cash flows, cash and cash equivalents include cash in banks and cash on hand.

      FIXED ASSETS

      Fixed assets are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets, generally five to 39 years. The costs of repairs and minor renewals that do not significantly extend the life of the property and equipment are normally expensed as incurred. The costs of major renovation projects are capitalized and depreciated over the related period of benefit.

      INVENTORIES

      Food, linen, china, liquor and other inventories are valued at the lower of cost or market on a first-in, first-out basis.

      INCOME TAXES

      No provision for income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is generally not subject to federal or state income taxes and the tax effects of its activities flow through to the partners.

      No provision for income tax is provided in the Predecessor financial statements as the hotel is represented as a stand-alone entity with no prior history. Therefore, the loss incurred for the period January 1, 1993 to December 19, 1993 is assumed to have no carryback period or benefit.

3.    RELATED PARTY TRANSACTIONS

      The Partnership has signed a management agreement with Harvey Hotel Management Corporation, a related party to Harvey. The Partnership will pay Harvey Hotel Management Corporation a management fee for operating the hotel. For the period from December 20, 1993 to December 31, 1994, the agreement provides an incentive fee which shall be equal to 20% of the "net operating income" (as defined in the agreement to exclude depreciation, amortization, interest, capital expenditures, and management fees). The incentive fee is subordinate to distributions to
      owners.    For years ending after December 31, 1994, the management fee will be the lesser of $100,000 or total excess cash flows, as defined in the management agreement, plus 25% of the excess cash flow after deducting the amount specified above for incentive fees. For the year ended December 31, 1994 and during the period December 20, 1993 through December 31, 1993, no management fee was incurred. The Predecessor had Harvey Hotel Management Corporation manage the operations of the real estate property during the period January 1, 1993 to December 19, 1993. Management and marketing expenses paid to Harvey Hotel Management Company for the period were approximately $160,000.

      The management agreement also details a preference fee to be paid to Harvey Hotel Management Corporation upon the sale or refinancing of the hotel. The agreement states that net sale (or refinancing) proceeds will be distributed to the owners until they have received a return of their capital contributions, plus an internal rate of return of 15% (as defined) on those contributions. After the return of capital, Harvey Hotel Management Corporation will receive a preference fee equal to 20% of the remaining proceeds.

4.    FIXED ASSETS

      Fixed assets consist of the following:

                                                  December 31,
                                          ---------------------------
                                             1993             1994
                                          ----------       ----------
Land                                      $  341,130       $  341,130
Building and improvements                  3,536,875        1,934,512
Furniture and equipment                    1,627,006        1,135,660
Equipment under capital leases               144,136          145,136
                                          ----------       ----------
                                           5,649,147        3,556,438
Less:  accumulated depreciation             (519,331)         (18,236)
                                          ----------       ----------
                                          $5,129,816       $3,538,202
                                          ==========       ==========

      Depreciation expense for the year ended December 31, 1994 was $501,095 and includes depreciation on assets recorded under capital leases.

      Depreciation expense for the period December 20, 1993 to December 31, 1993 was $18,236.

      The land, building and furniture was purchased for approximately $3,500,000 on December 20, 1993.

5.    LEASES

      The Partnership assumed certain capital equipment leases in the operation of the real estate property which extend through 2000. At the end of the lease term the Partnership has the option to purchase the equipment at the fair market value of the equipment.

      Capital lease obligations are summarized below for the years ending December 31:

        1995                                             $  29,357
        1996                                                29,357
        1997                                                29,357
        1998                                                29,357
        1999                                                29,357
     Thereafter                                              9,786
                                                          --------
Net minimum lease payments under capital leases            156,571
Less amount representing interest                          (29,603)
                                                          --------
Present value of net minimum lease payments under
  capital leases                                          $126,968
                                                          ========

      The Partnership leases various equipment under operating leases for use in the operation of the property. Minimum rental commitments under non-cancellable leases are as follows at December 31:

                               1995                        $ 7,688
                               1996                          4,752
                               1997                          1,386
                                                           =======
                   Total minimum lease payments            $13,826
                                                           =======

      Rent expense for the year ended December 31, 1994 was $3,915.

      Rent expense for the period January 1, 1993 to December 19, 1993 was $6,253, and totaled $280 for the remainder of the year.

      The Partnership leases space to various tenants for a hotel gift shop, hair salon, and a rooftop antenna. The minimum lease rental income under non-cancellable leases for 1994 was approximately $8,666. The leases expire on various dates from 1995 to 1999.

6.    LONG-TERM DEBT

      On April 15, 1994, the Partnership entered into a construction loan with Bank IV Kansas for the purpose of renovating the property. The construction loan is for $2,250,000 and carries an interest rate of 7.75% during the construction period. The Partnership paid a commitment fee in the amount of $15,000 to secure this financing. The loan, totaling $2,121,535, was converted to permanent financing with an annual interest
      rate of 7.75% fixed for a five-year term.   A balloon payment in the
      amount of $1,466,490 is due January 1, 2000.

      Payments of principal and interest are due monthly and total $22,675. Principal repayments during each of the next five years are as follows:

                   1995                               $  111,587
                   1996                                  120,549
                   1997                                  130,230
                   1998                                  140,690
                   1999                                  151,989
                   2000                                1,466,490
                                                      ----------
                   Total                              $2,121,535
                                                      ==========

7.    PARTNERS' CAPITAL

      At December 31, 1994, total partners' capital was comprised of the following:

                       Partners'       Capital                     Partners'
                        Capital     Contributions     Net Loss      Capital
                      ----------    -------------    ---------     ----------
SOF-II (90%)          $3,088,827      $157,500       $(472,210)    $2,774,117
Harvey (10%)             343,203        17,500         (52,468)       308,235
                      ----------      --------       ---------     ----------
                      $3,432,030      $175,000       $(524,678)    $3,082,352
                      ==========      ========       =========     ==========

      Net loss of the Partnership is allocated to the partners, on a pro rata basis, in accordance with the Partnership Agreement.


      The Partnership Agreement states that partner contributions will be limited to $5,340,000 for SOF-II and $600,000 for Harvey. The Agreement requires that contributions be made on a pro rata basis, as needed for hotel renovations or operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Starwood Capital Group

In our opinion, the accompanying balance sheet and the related statement of operations, of changes in partner's capital and of cash flows present fairly, in all material respects, the financial position of The French Quarter Square at December 31, 1994 and the results of its operations and its cash flows for the period August 1, 1994 to December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of The French Quarter Square's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements of the French Quarter Square have been prepared assuming that the Partnership owns its properties. As discussed in
Note 7, a lawsuit has been filed which disputes this ownership. The ultimate outcome of the litigation cannot be determined at present. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.



PRICE WATERHOUSE LLP
March 3, 1995
Dallas, Texas

THE FRENCH QUARTER SQUARE

BALANCE SHEET
DECEMBER 31, 1994
- -------------------------------------------------------------------------------

                                     ASSETS

Cash and cash equivalents                                           $   214,517
Accounts receivable                                                     104,820
Inventories                                                              25,868
Prepaid expenses                                                        117,398
Fixed assets, net of accumulated depreciation (Note 3)               12,053,911
Other                                                                    50,561
                                                                    -----------
     Total assets                                                   $12,567,075
                                                                    ===========
          LIABILITIES AND PARTNERS' CAPITAL

Accounts payable - trade                                            $   105,162
Accrued sales and use taxes                                              55,826
Accrued payroll                                                          26,948
Other accrued liabilities                                                19,327
Deferred revenue                                                         70,023
Notes payable                                                            47,369
Debt allocation (Note 5)                                                898,000
                                                                    -----------
     Total liabilities                                                1,222,655
                                                                    -----------
Contingencies and uncertainties (Note 7)
Partners' capital                                                    11,344,420
                                                                    -----------
     Total liabilities and partners' capital                        $12,567,075
                                                                    ===========




                     The accompanying notes are an integral
                      part of these financial statements.

THE FRENCH QUARTER SQUARE

STATEMENT OF OPERATIONS
FOR THE PERIOD AUGUST 1, 1994 TO DECEMBER 31, 1994
- ------------------------------------------------------------------------

Revenues:
  Rooms                                                       $1,415,866
  Food and beverage                                              422,650
  Telephone and other                                            124,381
  Rental                                                         290,010
  Expense reimbursements                                          49,939
                                                              ----------
                                                               2,302,846
                                                              ----------
Cost of sales - distributed operating expenses:
  Rooms                                                          340,427
  Food and beverage                                              429,269
  Telephone                                                       31,191
  Other                                                           19,798
                                                              ----------
                                                                 820,685
                                                              ----------
Operating department income:                                   1,482,161
                                                              ----------
Undistributed operating expenses:
  Administrative and general                                     284,568
  Advertising and promotion                                      162,019
  Property operation and maintenance                             245,622
                                                              ----------
                                                                 692,209
                                                              ----------
Fixed charges:
  Depreciation                                                   311,856
  Real estate taxes and insurance                                 75,615
  Interest                                                        24,000
                                                              ----------
                                                                 411,471
                                                              ----------
Net income for the period                                     $  378,481
                                                              ==========



                     The accompanying notes are an integral
                      part of these financial statements.

THE FRENCH QUARTER SQUARE

STATEMENT OF CHANGES IN PARTNERS' CAPITAL
FOR THE PERIOD AUGUST 1, 1994 TO DECEMBER 31, 1994
- --------------------------------------------------------------------------------

Partners' capital, beginning of period                $13,454,003

Distributions to partners                              (2,915,035)

Contributions from partners                               426,971

Net income for period                                     378,481
                                                      -----------
Partners' capital, end of period                      $11,344,420
                                                      ===========




                     The accompanying notes are an integral
                      part of these financial statements.

THE FRENCH QUARTER SQUARE

STATEMENT OF CASH FLOWS
FOR THE PERIOD AUGUST 1, 1994 TO DECEMBER 31, 1994
- -----------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                                       $  378,481
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation                                                      311,856
    Change in operating assets and liabilities
      Accounts receivable                                            (104,820)
      Inventory                                                       (25,868)
      Other assets                                                   (167,959)
      Accounts payable                                                105,162
      Accrued liabilities                                             102,101
      Deferred revenue                                                 70,023
                                                                   ----------
        Net cash provided by operating activities                     668,976
                                                                   ----------

Cash flows from investing activities:
  Distributions to partners                                        (2,915,035)
  Contributions from partners                                         426,971
  Note payable                                                         47,369
  Debt allocation                                                     898,000
                                                                   ----------
        Net cash used in financing activities                      (1,542,695)

Net decrease in cash                                                 (873,719)

Cash at beginning of period                                         1,088,236
                                                                   ----------
Cash at end of period                                              $  214,517
                                                                   ==========





                     The accompanying notes are an integral
                      part of these financial statements.

                           THE FRENCH QUARTER SQUARE
                         NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

     The French Quarter Square (the "Partnership") owns and operates a 155 room hotel, a 37,500 square foot shopping center and a 12,000 square foot office building (the "Properties") located in Lexington, Kentucky. The shopping center and office space were completed in 1988 and the hotel was completed in 1989.

     On August 4, 1994, for an aggregate purchase price of approximately $14.8 million, Berl Holdings, L.P. ("Berl") in combination with one of its limited partners, Starwood Opportunity Fund II, L.P. ("SOF II"), acquired the Properties, a nearby warehouse, 7.4 acres of undeveloped land and certain monetary interests of Kentucky Central Life Insurance Company in the operating accounts of the real estate and other amounts due them under a settlement agreement with the previous owners with respect to the mortgage.

     The purchase price, less the estimated value of the monetary interests acquired, was allocated by management between the real assets acquired by Berl and those acquired by SOF II (the warehouse and the undeveloped land) and, thereafter, between the land, building and improvements, and furniture, and equipment based on the relative estimated fair value of the individual property components.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of the Properties, as included in the financial records of Berl, as if it were a separate legal entity and these records have been prepared using generally accepted accounting principles.

     CASH AND CASH EQUIVALENTS

     For purpose of reporting cash flows, cash and cash equivalents include cash in banks and cash on hand.

     FIXED ASSETS

     Fixed assets are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets, generally five to 39 years. The costs of repairs and minor renewals that do not significantly extend the life of the building and improvements are normally expensed as incurred. The costs of major renovation projects are capitalized and depreciated over the related period of benefit.

     INVENTORIES

     Food, linen, china, liquor and other inventories are valued at the lower of cost or market on a first-in, first-out basis.

     REVENUE RECOGNITION

     Hotel revenues are recognized when earned. Office and retail revenues are recognized on a straight-line basis over the life of the respective leases.

     INCOME TAXES

     No provision for income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is generally not subject to federal or state income taxes and the tax effects of its activities flow through to the partners.

3.   FIXED ASSETS

     Fixed assets consist of the following at December 31, 1994:

Land                                         $ 1,236,576
Building and improvements                     10,060,739
Furniture and equipment                        1,068,452
                                             -----------
                                              12,365,767
Less:  accumulated depreciation                 (311,856)
                                             -----------
                                             $12,053,911
                                             ===========

Depreciation expense for the period August 1, 1994 to December 31, 1994 was $311,856.

4.   LEASES

     The office and retail properties are leased under operating leases with initial non-cancellable contracts starting at thirty-six months. Some leases provide for tenant reimbursement of certain common area maintenance expenses, insurance and real estate taxes on a monthly basis.

     A summary of the future minimum rentals to be received under non-cancellable operating leases is as follows:

        Year ending December 31:


               1995                              $  503,443
               1996                                 378,871
               1997                                 305,724
               1998                                 292,641
               1999                                 252,370
            Thereafter                            1,266,913
                                                 ----------
                                                 $2,999,962
                                                 ==========

     Certain retail leases require percentage rents to be paid after sales for individual retailers have reached a specified level.

5.   JOINT BORROWING DEBT ALLOCATION

     Berl, through its interest in Starwood-Huntington Partners, L.P. ("Starwood-Huntington"), a majority owned affiliated partnership, acquired the fee title to the Doubletree Club Hotel of Rancho Bernardo, California which was financed in part through a $6.8 million mortgage on the acquired property. The remaining purchase price was financed through a $1.95 million borrowing by Berl secured by the French Quarter hotel property and two other hotel properties owned by Berl. The proceeds of this borrowing were contributed by Berl into Starwood-Huntington. The two mortgages contain cross-default provisions which effectively cross-collateralize all four hotel properties. The mortgage loans accrue interest at LIBOR plus 2.5%, payable monthly. Principal is due upon maturity in September, 1995. It is contemplated that the mortgage will be repaid with proceeds from a public offering made by Hotel Investors Trust.

     A pro rata portion of the Berl loan and the related interest expense have been reflected in these financial statements based on the relative 1994 acquisition prices of the Properties.

6.   SUBSEQUENT EVENT

     Effective January 1, 1995, pursuant to a Plan of Reorganization executed on February 1, 1995, the Properties, subject to related secured mortgage obligations, along with other real estate assets, mortgage receivables and cash were transferred into two newly formed Operating Partnerships between Hotel Investors Trust/Hotel Investors Corporation (a real estate investment trust and a corporation trading publicly on a paired basis) and certain entities controlled by Starwood Capital Group, LP (including Berl and Starwood-Huntington) in exchange for a majority of the Operating Partnership's interests. Concurrently with these transactions, Hotel Investors Trust/Hotel Investors Corporation contributed substantially all of their net assets and operations into the Operating Partnerships and changed their name to Starwood Lodging Trust and Starwood Lodging Corporation, respectively.

7.   CONTINGENCIES AND UNCERTAINTIES

     Kentucky Central Life Insurance Company ("KCL") sold the hotel, office and retail property to Berl. This sale was part of a pooled asset sale conducted by the Kentucky Insurance Commissioner as rehabilitator of KCL. At the time of the sale, the Kentucky Circuit Court had approved the sale, and KCL had appealed such approval. These appeals were transferred to the Kentucky Supreme Court and are pending. Neither Berl or SOF II are party to this litigation. In the event that the Commissioner loses this appeal and the sales are voided, Berl and SOF II have secured return of their purchase price by escrowing the proceeds at closing and by obtaining title insurance affirmatively covering this risk.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
  the Starwood Capital Group

We have audited the accompanying schedules of operating revenue and certain expenses of the French Quarter Square (the "Properties") for the period January 1 to July 31, 1994 and the year ended December 31, 1993. These schedules are the responsibility of the Properties' management. Our responsibility is to express an opinion on these schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the schedules of operating revenue and certain expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying schedules of operating revenue and certain expenses were prepared on the basis described in Note 1 and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the schedules of operating revenue and certain expenses audited by us present fairly, in all material respects, the operating revenue and certain expenses of the French Quarter Square, on the basis described in Note 1, for the period January 1 to July 31, 1994 and the year ended December 31, 1993, in conformity with generally accepted accounting principles.



PRICE WATERHOUSE LLP
Dallas, Texas
March 3, 1995

THE FRENCH QUARTER SQUARE

SCHEDULES OF OPERATING REVENUE AND CERTAIN EXPENSE
FOR THE PERIOD JANUARY 1 TO JULY 31, 1994
AND THE YEAR ENDED DECEMBER 31, 1994
- --------------------------------------------------------------------------------

                                                          For the Year              For the Period
                                                             Ended                   January 1 to
                                                        December 31, 1993           July 31, 1994
                                                        -----------------           --------------
Operating revenue:
  Rooms                                                    $3,280,411                 $1,898,664
  Food and beverage                                         1,165,305                    654,654
  Telephone and other                                         167,231                     76,034
  Rental                                                      721,356                    278,223
  Expense reimbursements                                        6,266                     36,819
                                                           ----------                 ----------
                                                            5,340,569                  2,944,394
Certain expenses (Note 1):
  Cost of sales                                             1,827,710                  1,125,362
  General and administrative                                  500,146                    316,673
  Marketing                                                   399,519                    240,699
  Energy costs                                                260,755                    149,274
  Management fees                                             271,313                    147,685
  Real estate taxes                                           186,509
  Insurance and property operations                           297,398                    169,444
  Common area maintenance                                      36,318                     18,912
  Other expenses                                               46,130                     32,658
                                                           ----------                 ----------
                                                            3,825,798                  2,200,707
                                                           ----------                 ----------
Operating revenue in excess of certain expenses            $1,514,771                 $  743,687
                                                           ==========                 ==========


                     The accompanying notes are an integral
                      part of these financial statements.

                           THE FRENCH QUARTER SQUARE
                       NOTES TO THE FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES

     The accompanying schedule of operating revenue and certain expenses relates to the operations of the French Quarter Square (the Properties) located in Lexington, Kentucky. The Properties consist of a 155 room hotel, a 37,500 square foot shopping center and a 12,000 square foot office building. The shopping center and office space were completed in 1988 and the hotel was completed in 1989.

     BASIS OF PRESENTATION

     This schedule was prepared for the partners of Starwood Capital Group (the Partners), who acquired the Properties in an acquisition from Kentucky Central Life Insurance Company on August 1, 1994. Kentucky Central Life Insurance received the properties through a deed in lieu of foreclosure on June 15, 1994. Prior to ownership by Kentucky Central Life Insurance Company, the Properties were owned by French Quarter Square Limited (Predecessor), a Kentucky limited partnership, who had filed for protection under Chapter 11 Bankruptcy on September 21, 1993. The Partners are contemplating selling these properties to Hotel Investors Inc. for inclusion in a real estate investment trust portfolio. Accordingly, certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Properties, have been excluded under the assumption that the potential transaction described above will be consummated. Expenses excluded consist of depreciation and valuation adjustments to the building and improvements, interest expense on certain debt incurred by the Properties to acquire and develop the property, and amortization of expenses not directly related to the proposed future operations of the Hotel.

     REVENUE AND EXPENSE RECOGNITION

     The accompanying schedule of operating revenue and certain expenses has been prepared on the accrual basis of accounting.

     Rooms revenue for the hotel is recognized daily on a check-in basis. Rental revenue for the office and shopping center is recognized on a monthly basis. All other revenue is recognized when earned.

2.   RELATED PARTY TRANSACTIONS

     During the seven-month period ended July 31, 1994 and the year ended December 31, 1993, the hotel incurred approximately $400,000 and $240,000, respectively, in charges from French Quarter Properties Inc. (a related party) for marketing and management services.

     Payments totaling approximately $150,000, for management fees and leasing commissions incurred prior to January 1, 1993, were paid to Graves/Turner Developments on various dates between September 2, 1993 and September 21, 1993. In addition, approximately $16,000 and $271,000, respectively, in management fees were incurred and paid to Graves/Turner Development for management services rendered during the seven-month period ended July 31, 1994 and the year ended December 31, 1993, respectively.

3.   FUTURE MINIMUM RENTALS UNDER OPERATING LEASES

The Property is leased under operating leases with initial non-cancellable contracts starting at thirty-six months. Some leases provide for tenant reimbursement of certain common area maintenance expenses, insurance and real estate taxes on a monthly basis.

A summary of the future minimum rentals to be received under non-cancellable operating leases is as follows:


  Year Ending December 31,
  ------------------------
            1995                                            $  503,443
            1996                                               378,871
            1997                                               305,724
            1998                                               292,641
            1999                                               252,370
         Thereafter                                          1,266,913
                                                            ----------
                                                            $2,999,962
                                                            ==========

Several of the retail leases require percentage rents to be paid after sales for individual retailers have reached a specified level.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Berl Holdings, L.P.


In our opinion, the accompanying balance sheet and the related statement of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Capitol Hill Suites at December 31, 1994, and the results of its operations and its cash flows for the period July 14, 1994 (acquisition) to December 31, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Capitol Hill Suites' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which requires that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





Price Waterhouse LLP
Washington, DC
March 2, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Berl Holdings, L.P.


In our opinion, the accompanying balance sheet at December 31, 1993 and the related statement of operations, changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position and results of operations and cash flows for Capitol Hill Suites for the period January 1, 1994 to July 13, 1994, and the year ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Capitol Hill Suites' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which requires that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





Price Waterhouse LLP
Washington, DC
March 2, 1995

CAPITOL HILL SUITES

BALANCE SHEET
- --------------------------------------------------------------------------------

                                                            DECEMBER 31,
                                                     ---------------------------
                                                                       1993
                                                        1994       (PREDECESSOR)
                                                     ----------    -------------
                        ASSETS
Cash                                                 $  192,335      $   91,175
Accounts receivable                                      64,142         130,711
Inventory, at cost                                       57,206          51,097
Other                                                    29,736          20,543

Fixed assets:
  Land                                                1,275,528       2,258,000
  Building and building improvements                  6,713,347       5,640,117
  Furniture, fixtures and equipment                     719,724         419,093
                                                     ----------      ----------
                                                      8,708,599       8,317,210
  Less:  Accumulated depreciation                       204,124         523,591
                                                     ----------      ----------
                                                      8,504,475       7,793,619
                                                     ----------      ----------
     Total assets                                    $8,847,894      $8,087,145
                                                     ==========      ==========

           LIABILITIES AND DIVISION EQUITY

Accounts payable                                     $  139,422      $  141,597
Accounts payroll                                         40,596          20,243
Other accrued expenses                                   54,238          20,244
Mortgage payable (Note 3)                               617,000
                                                     ----------      ----------
     Total liabilities                                  851,256         182,084
                                                     ----------      ----------
Division equity                                       7,996,638       7,905,061
                                                     ----------      ----------
     Total liabilities and division equity           $8,847,894      $8,087,145
                                                     ==========      ==========





                     The accompanying notes are an integral
                      part of these financial statements.

CAPITOL HILL SUITES

STATEMENT OF OPERATIONS
- -------------------------------------------------------------------------------

                                     For the period          Predecessor
                                     July 14, 1994         For the period
                                    (acquisition) to     January 1, 1994 to        Year ended
                                   December 31, 1994        July 13, 1994       December 31, 1993
                                   -----------------     ------------------     -----------------
  Revenues:
    Suites                             $1,412,222           $1,856,654            $3,146,322
    Telephone                              50,196               58,061               101,665
    Other                                  50,618               56,455               147,330
                                       ----------           ----------            ----------
                                        1,513,036            1,971,170             3,395,317
  Departmental expenses:
    Suites                                416,777              519,190               875,318
    Telephone                              18,340               22,642                47,705
    Other                                  16,796               20,368                48,232
                                       ----------           ----------            ----------
                                          451,913              562,200               971,255
                                       ----------           ----------            ----------
  Gross profit                          1,061,123            1,408,970             2,424,062
                                       ----------           ----------            ----------

  Other expenses:
    General and administrative            166,206              222,244               418,513
    Advertising and promotion              81,992              110,942               210,317
    Utilities                              57,921               66,962               133,693
    Maintenance and repairs                93,454              124,995               185,766
    Insurance and taxes                    74,234               60,518               152,834
    Depreciation and amortization         204,124              154,575               253,600
    Management fees                        40,888              102,562               156,874
    Other                                   6,696                3,865
                                       ----------           ----------            ----------
                                          725,515              846,663             1,511,597
                                       ----------           ----------            ----------
  Income from hotel operations            335,608              562,307               912,465

    Interest expense                       16,000
                                       ----------           ----------            ----------
    Other                                                       95,238
                                       ----------           ----------            ----------
  Net income                           $  319,608           $  467,069            $  912,465
                                       ==========           ==========            ==========



                     The accompanying notes are an integral
                      part of these financial statements.

CAPITOL HILL SUITES

STATEMENT OF CHANGES IN DIVISION EQUITY
- --------------------------------------------------------------------------------

                                             For the period
                                             July 14, 1994
                                            (acquisition) to
                                           December 31, 1994
                                           -----------------
Contributed capital                            $8,515,307
Capital withdrawal                               (838,277)
Net income for period                             319,608
                                               ----------
Division equity, ending                        $7,996,638
                                               ==========

- --------------------------------------------------------------------------------

             STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Predecessor)

                                             For the period
                                           January 1, 1994 to
                                             July 13, 1994
                                           ------------------
Stockholder's equity, beginning                $7,905,061
Capital withdrawal                             (8,315,397)
Distributions to stockholder, net                (194,268)
Net income for period                             467,069
                                               ----------
Stockholder's equity, ending                   $ (137,535)
                                               ==========



                                              For the period
                                            January 1, 1993 to
                                            December 31, 1993
                                            ------------------
Stockholder's equity, beginning                $7,697,976
Distributions to stockholder, net                (705,380)
Net income for period                             912,465
                                               ----------
Stockholder's equity, ending                   $7,905,061
                                               ==========



                     The accompanying notes are an integral
                      part of these financial statements.

CAPITOL HILL SUITES

STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------

                                           For the period         Predecessor
                                            July 14, 1994        For the period
                                          (acquisition) to     January 1, 1994 to       Year ended
                                          December 31, 1994      July 13, 1994       December 31, 1993
                                          -----------------    ------------------    -----------------
 Cash flows from operating activities:
   Net income                                  $   319,608         $  467,069            $  912,465
   Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
     Depreciation and amortization                 204,124            154,575               253,600
      Gain on sale of fixed assets                                                           (3,821)
     Changes in assets and liabilities:
       (Increase) decrease in accounts
         receivable                                (14,104)           130,711                16,238

       (Increase) decrease in inventory             (5,745)            51,097                 7,727
       (Increase) decrease other                    (7,183)            20,543                (3,249)
       Increase (decrease) in accounts
         payable                                   139,422           (141,597)               41,351

       Decrease in accrued payroll                  (7,131)           (20,243)              (27,116)
       Decrease in other accrued expenses          (10,279)           (20,244)              (63,389)
                                               -----------         ----------            ----------

     Net cash provided by operating
       activities                                  618,712            641,911             1,133,806

 Cash flows from investing activities:
   Capital expenditures                         (8,720,407)          (264,557)             (527,883)
   Proceeds from sale of fixed assets                               8,315,397                 3,821
                                               -----------         ----------            ----------
         Net cash (used in) provided by
           investing activities                 (8,720,407)         8,050,840              (524,062)

  Cash flows from financing activities:
   Partners' capital contribution                8,515,307
   Proceeds from mortgage borrowings               617,000
   Capital withdrawal                             (838,277)        (8,315,397)
   Distributions to stockholder, net                                 (194,268)             (705,380)
                                               -----------         ----------            ----------
         Net cash provided by/(used in)
           financing activities                  8,294,030         (8,509,665)             (705,380)

 Net increase in cash                              192,335            183,086               (95,636)

 Cash, beginning                                                       91,175               186,811
                                               -----------         ----------            ----------
 Cash, ending                                  $   192,335         $  274,261            $   91,175
                                               ===========         ==========            ==========

                     The accompanying notes are an integral
                      part of these financial statements.

                              CAPITOL HILL SUITES
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

NOTE 1 - ORGANIZATION

Capitol Hill Suites (the Property), a 152 room suites hotel located in Washington D.C., was acquired by Berl Holdings, L.P. (Berl) on July 14, 1994 from Capitol Hill Holdings, Inc. (the Predecessor) which had acquired the Property from a subsidiary of Marine Midland Realty Credit Corporation, in 1991.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements include the accounts of the Property, as included in the financial records of Berl and the Predecessor, as if it were a separate legal entity and have been prepared using the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

The Property considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

FIXED ASSETS

Fixed assets are recorded at the lower of cost or net realizable value based on fair value allocations as determined by management at the acquisition date. Building and building improvements, furniture and fixtures and equipment are depreciated using the straight-line method over estimated lives ranging from 5 to 30 years. The costs of repairs and minor renewals that do not significantly extend the life of the property and equipment are normally expensed as incurred. The costs of major renovation projects are capitalized and depreciated over the related period of benefit.

INCOME TAXES

At December 31, 1994, the Property is owned by a partnership, as such, the Property is not subject to federal or state income taxes; the tax effect of the property's activities accrues to its partners. Accordingly, no provision or benefit for income taxes is necessary in the financial statements for the period from July 14, 1994 to December 31, 1994.

The Predecessor corporation is a participant in a joint venture under which the venture partner is allocated substantially all of the results of operations for tax purposes. The venture partnership is a foreign corporation which has substantial losses for which no benefit had previously been realized. Accordingly, no provision or benefit for federal or state income taxes is provided for in the financial statements for the period January 1, 1994 to July 13, 1994.

NOTE 3 - MORTGAGE PAYABLE

Berl through its interest in Starwood-Huntington Partners, L.P. ("Starwood-Huntington"), a majority owned affiliated partnership, acquired the fee title to the Doubletree Club Hotel of Rancho Bernardo, California for $8.25 million which was financed in part through a $6.8 million mortgage on the acquired property. The remaining purchase price was financed through a $1.95 million borrowing by Berl secured by the Property and two other hotel properties owned by Berl. The proceeds of this borrowing were contributed by Berl into Starwood-Huntington. The two mortgages contain cross-default provisions, which effectively cross-collateralize all four hotel properties. The mortgage loans accrue interest at LIBOR plus 2.5%, payable monthly. Principal is due upon maturity in September, 1995.

A pro rata portion of the Berl loan and the related interest expense have been reflected in these financial statements based on the relative 1994 acquisition prices of the three properties securing the loan.

NOTE 4 - MANAGEMENT AGREEMENT

On July 14, 1994, Berl entered into a management agreement with Hospitality Partners (Hospitality), a minority limited partner in Berl. The agreement provides for a monthly management fee of 8.5% (10% under predecessor) of adjusted net operating income, as defined in the agreement. The agreement also provides for an incentive fee equal to 20% of adjusted net operating income, as defined by the agreement, in excess of certain thresholds, which were increased concurrent with the acquisition described in Note 1. The management and incentive fees for the period July 14, 1994 to December 31, 1994 the period January 1, 1994 to July 13, 1994 and the years ended December 31, 1993, approximated $41,000, $103,000 and $157,000, respectively.

During the period July 14, 1994 through December 31, 1994 and the period January 1, 1994 through July 13, 1994, $20,000 and $25,000, respectively was paid to Hospitality for certain accounting services provided to the Suites.

NOTE 5 - SUBSEQUENT EVENT

Effective January 1, 1995 pursuant to a Plan of Reorganization executed on February 1, 1995, the Property and related hotel operations, subject to related secured mortgage obligations, along with other real estate assets, mortgage receivables and cash were transferred into two newly formed Operating Partnerships between Hotel Investors Trust/Hotel Investors Corporation (a real estate investment trust and a corporation trading publicly on a paired basis) and certain entities controlled by the Starwood Capital Group and/or its affiliates (including Berl and Starwood-Huntington) in exchange for majority interest of the Operating Partnerships interests. Concurrently with these transactions, Hotel Investors Trust/Hotel Investors Corporation contributed substantially all of their net assets and operations into the Operating Partnerships and changed their names to Starwood Lodging Trust and Starwood Lodging Corporation, respectively.

INDEPENDENT AUDITORS' REPORT

Starwood Lodging Trust
Starwood Lodging Corporation

We have audited the accompanying balance sheets of the Doubletree Club Hotel of Rancho Bernardo (the "Hotel") as of December 31, 1994 and 1993, and the related statements of operations and owners' equity and of cash flows for the periods September 16, 1994 to December 31, 1994 and January 1, 1994 to September 15, 1994 and for the year ended December 31, 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Doubletree Club Hotel of Rancho Bernardo at December 31, 1994 and 1993, and the results of its operations and its cash flows for the periods September 16, 1994 to December 31, 1994 and January 1, 1994 to September 15, 1994 and for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Hotel was acquired by Starwood-Huntington Partners, L.P. on September 16, 1994 in a transaction accounted for as a purchase. As a result of the acquisition, the financial statements for the period subsequent to the acquisition are presented on a different basis of accounting than that in the preceding periods and are therefore not directly comparable.




Los Angeles, California
March 24, 1995

DOUBLETREE CLUB HOTEL OF RANCHO BERNARDO

BALANCE SHEEETS
DECEMBER 31, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                                                SUCCESSOR      PREDECESSOR
                                                                                ---------      -----------
                                                                                       DECEMBER 31,
                                                                                --------------------------
ASSETS                                                                             1994            1993
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)                                            $  190,217      $  283,062
  Accounts receivable, less allowance for doubtful accounts of
   $12,240 in 1994 and $5,772 in 1993                                               91,913          65,999
  Due from Operator (Note 2)                                                                       126,000
  Deferred financing costs, net of accumulated amortization of $22,750              54,964
  Inventories (Note 1)                                                              11,227          10,124
  Prepaid expenses                                                                  29,311           2,499
                                                                                ----------      ----------
       Total current assets                                                        377,632         487,684

RESTRICTED CASH (Note 2)                                                                           328,394

PROPERTY AND EQUIPMENT, Net (Notes 1 and 4)                                      8,180,392       8,091,886

OTHER ASSETS                                                                                           529
                                                                                ----------      ----------
TOTAL                                                                           $8,558,024      $8,908,493
                                                                                ==========      ==========

LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                              $  104,955      $   21,445
  Due to Operator (Note 2)                                                                          17,206
  Accrued expenses, including pre-petition liabilities of $59,618
   in 1993                                                                         166,785         221,780
  Notes payable (Note 5)                                                         6,800,000
                                                                                ----------      ----------
      Total current liabilities                                                  7,071,740         260,431

OWNERS' EQUITY                                                                   1,486,284       8,648,062
                                                                                ----------      ----------
TOTAL                                                                           $8,558,024      $8,908,493
                                                                                ==========      ==========

See notes to financial statements.

DOUBLETREE CLUB HOTEL OF RANCHO BERNARDO

STATEMENTS OF OPERATIONS AND OWNERS' EQUITY
PERIOD SEPTEMBER 16, 1994 TO DECEMBER 31, 1994 AND
JANUARY 1, 1994 TO SEPTEMBER 14, 1995 AND
YEAR ENDED DECEMBER 31, 1993
- --------------------------------------------------------------------------------

                                           SUCCESSOR                    PREDECESSOR
                                         -------------       ---------------------------------
                                         SEPTEMBER 16-        JANUARY 1-
                                         DECEMBER 31,        SEPTEMBER 15,        DECEMBER 31,
                                             1994                1994                1993
REVENUES
  Room                                    $  868,926          $2,392,008           $2,914,592
  Food and beverage                           46,354             134,854              197,863
  Telephone                                   50,525             146,027              173,716
  Other                                       31,647              82,917               49,251
                                          ----------          ----------           ----------
        Total revenues                       997,452           2,755,806            3,335,422
                                          ----------          ----------           ----------

COST OF SALES:
  Room                                       174,129             512,552              647,623
  Food and beverage                           53,379             129,125              143,377
  Telephone                                   14,402              37,228               48,957
  Other                                        3,585              12,693               15,249
                                          ----------          ----------           ----------
        Total cost of sales                  245,495             691,598              855,206
                                          ----------          ----------           ----------
                                             751,957           2,064,208            2,480,216
                                          ----------          ----------           ----------

EXPENSES:
  Operating (Note 2)                         327,135             874,208            1,118,253
  General and administrative                 127,293             341,633              437,602
  Management and royalty fees (Note 2)        49,937             138,008              166,211
  Depreciation and amortization              219,302             329,037              462,348
  Interest                                   156,378
                                          ----------          ----------           ----------
        Total expenses                       880,045           1,682,886            2,184,414
                                          ----------          ----------           ----------
NET (LOSS) INCOME                           (128,088)            381,322              295,802

OWNERS' EQUITY:
  Beginning of period                      1,688,780           8,648,062            9,007,939
  Contributions                              246,290
  Distributions, net (Note 6)               (320,698)           (107,966)            (655,679)
                                          ----------          ----------           ----------
  End of period                           $1,486,284          $8,921,418           $8,648,062
                                          ==========          ==========           ==========

See notes to financial statements.

DOUBLETREE CLUB HOTEL OF RANCHO BERNARDO

STATEMENTS OF CASH FLOWS
PERIODS SEPTEMBER 16, 1994 TO DECEMBER 31, 1994 AND
JANUARY 1, 1994 TO SEPTEMBER 15, 1994 AND
YEAR ENDED DECEMBER 31, 1993
- -------------------------------------------------------------------------------

                                                       SUCCESSOR                          PREDECESSOR
                                                     --------------           ----------------------------------
                                                     SEPTEMBER 16 -            JANUARY 1 -
                                                      DECEMBER 31,            SEPTEMBER 15,            DECEMBER 31,
                                                         1994                     1994                    1993
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                   $  (128,088)              $ 381,322               $ 295,802
  Adjustments to reconcile net (loss) income to
    net cash provided by operating activities:
    Depreciation and amortization                         219,302                 329,037                 462,348
    Provision for doubtful accounts                        12,240                  12,334                   1,098
    Changes in operating assets and liabilities:
      Accounts receivable                                  29,204                 (90,683)                 (6,548)
      Due from Operator                                                           126,000
      Inventories                                           1,377                  (2,481)                   (246)
      Prepaid expenses and other assets                   (29,311)                  2,502                   1,296
      Deferred financing costs                            (77,714)
      Accounts payable                                    104,955                 124,867                   1,109
      Due to Maruko, Inc.                                                          32,136                  44,321
      Due to Operator                                                               2,896                     585
      Accrued expenses                                    135,500                  51,781                  (1,384)
                                                      -----------               ---------               ---------
       Net cash provided by operating activities          267,465                 969,711                 798,381
                                                      -----------               ---------               ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Hotel                                 (8,488,779)
  Purchase of property and equipment                       (2,841)                 (1,900)                (36,576)
  Increase in restricted cash                                                     (78,365)               (106,699)
                                                      -----------               ---------               ---------
       Net cash used in investing activities           (8,491,620)                (80,265)               (143,275)
                                                      -----------               ---------               ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Owner's capital contribution                          1,935,070
  Distributions                                          (320,698)               (275,000)               (700,000)
  Increase in notes payable                             6,800,000
                                                      -----------               ---------               ---------
       Net cash provided by (used in)
         financing activities                           8,414,372                (275,000)               (700,000)
                                                      -----------               ---------               ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                        190,217                 614,446                 (44,894)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                       -                     283,062                 327,956
                                                      -----------               ---------               ---------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                       $   190,217               $ 897,508               $ 283,062
                                                      ===========               =========               =========

                                                                                                       (Continued)


See notes to financial statements.

DOUBLETREE CLUB HOTEL OF RANCHO BERNARDO

STATEMENTS OF CASH FLOWS
PERIODS SEPTEMBER 16, 1994 TO DECEMBER 31, 1994 AND
JANUARY 1, 1994 TO SEPTEMBER 15, 1994 AND
YEAR ENDED DECEMBER 31, 1993
- -------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  Amounts due to Maruko, Inc. of $167,034 and $44,321 were credited to owners' equity in the period ended September 15, 1994 and the year ended
    December 31, 1993, respectively.
  On September 16, 1994, Starwood-Huntington Partners, L.P. purchased the Hotel for $8,488,779. In conjunction with the acquisition, assets acquired and liabilities assumed were as follows:

     Fair value of assets acquired                                   $8,520,184
     Cash paid                                                       $8,488,779
     Liabilities assumed                                             $   31,405

See notes to financial statements.
                                                                    (Concluded)

                    DOUBLETREE CLUB HOTEL OF RANCHO BERNARDO
                         NOTES TO FINANCIAL STATEMENTS



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       General Information - The Doubletree Club Hotel of Rancho Bernardo (the "Hotel") was owned jointly by Maruko, Inc. ("Maruko"), a Japanese corporation, and individual Japanese investors. Compri Management Corporation No. 8 (the "Operator") operated the Hotel under management and franchise agreements with Maruko (see Note 2).

       Maruko applied to the Tokyo District Court for protection from creditors under the Corporation Reorganization Law on August 29, 1991 and under Chapter 11 with the United States Bankruptcy Court on October 30, 1991. On July 1, 1994, the Tokyo District Court approved Maruko's plan for reorganization under the Corporation Reorganization Law in Japan, and on February 3, 1994, the United States Bankruptcy Court approved Maruko's application for reorganization under Chapter 11. As part of the bankruptcy proceedings, Maruko sold the Hotel to Starwood-Huntington Partners, L.P. on September 16, 1994.

       Effective January 1, 1995 the assets and liabilities of the Hotel were contributed by Starwood-Huntington Partners, L.P. to SLT Realty L.P. and SLC Operating L.P., in exchange for partnership interests.

       Cash and Cash Equivalents - The Hotel considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       Inventories - Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined on the first-in, first-out method.

       Property and Equipment - Property and equipment are stated at the lower of cost or net realizable value. Depreciation is computed on the straight-line and accelerated methods over the estimated useful lives of the respective assets.

       Income Taxes - No provision has been made for income taxes in the financial statements, as any taxable income or loss of the Hotel is included in the income tax returns of Maruko and the individual Japanese investors for the periods ending on or before September 15, 1994, and of Starwood-Huntington Partners, L.P. for the period September 16, 1994 through December 31, 1994.

2.     MANAGEMENT AND FRANCHISE AGREEMENTS

       The management fee consists of a base fee of 5% of gross revenue, as defined, and a 10% incentive fee on the amount by which net operating income, as defined, exceeds $1,500,000. The franchise agreement requires a royalty fee of 3% of gross room revenues. However, this fee is deductible from the aforementioned 5% base management fee. The management and royalty fees amounted to $49,937 and $138,008 for the periods September 16, 1994 to December 31, 1994 and January 1, 1994 to September 15, 1994, respectively, and $166,211 for the year ended December 31, 1993. No incentive fee was earned.

       The franchise agreement requires the Hotel to contribute 3% of gross room revenues to the Operator for marketing services. This fee, which is included in operating expenses, amounted to approximately $26,000 and $72,000 for the periods September 16, 1994 to December 31, 1994 and January 1, 1994 to September 15, 1994, respectively, and $88,000 for the year ended December 31, 1993.

       The Operator provides centralized accounting and data processing services to the Hotel in accordance with the management agreement. The cost of these services amounted to $12,000 and $36,000 for the periods

       September 16, 1994 to December 31, 1994 and January 1, 1994 to September 15, 1994 and $48,000 for the year ended December 31, 1993.

       The management agreement with Maruko included a provision for the establishment of a fund for replacement of furniture and fixtures, equal to 3% of gross revenues. The fund is classified as restricted cash in the accompanying balance sheets.

       The $126,000 due from the Operator in 1993 was non-interest bearing and was paid in 1994.

3.     RELATED PARTIES

       Maruko paid $167,034 for the period ended September 15, 1994 and $44,321 for the year ended December 31, 1993 for various expenses on behalf of the Hotel (see Note 6).

4.     PROPERTY AND EQUIPMENT

       Property and equipment are summarized as follows:


                                                     DECEMBER 31
                                           -------------------------------
                                              1994                 1993            LIVES
       Land and improvements               $1,255,872           $1,510,346
       Building and improvements            6,221,530            5,701,382      10 to 40 years
       Furniture and equipment                899,542            2,342,324       3 to 10 years
                                           ----------           ----------
                                            8,376,944            9,554,052
       Less accumulated depreciation          196,552            1,462,166
                                           ----------           ----------
                                           $8,180,392           $8,091,886
                                           ==========           ==========

5.     NOTES PAYABLE

       At the time of the purchase of the Hotel, Starwood-Huntington Partners, L.P. obtained a note payable to Lexington Mortgage Company. The note, which bears interest at LIBOR plus 2.5% (10.25% at December 31, 1994), is due in October 1995.

       Interest paid in the period ended December 31, 1994 was $108,210.

6.     DISTRIBUTIONS

       Certain amounts payable to Maruko will not be settled by cash payments. Accordingly, such amounts have been credited to owners' equity (see Note
       3). The Hotel distributed $275,000 and $700,000 in cash to Maruko for the period January 1, 1994 to September 15, 1994, and for the year ended December 31, 1993, respectively.